Exhibit 99.1



                         Form 3 Joint Filer Information

Name:                        Ridgewood Venture Management Corporation

Relationship to Issuer:      Controlling entity of Ridgewood Satellite LLC

Address:                     947 Linwood Avenue

                             Ridgewood, NJ 07450

Designated Filer:            Ridgewood Satellite LLC

Issuer & Ticker Symbol:      ORBCOMM Inc. (ORBC)

Date of Event Requiring Statement:  November 2, 2006


                             Signature:  /s/ Robert C. Gold
                                       ---------------------------------

                             Date:     November 1, 2006

                             By:       Robert Gold

                             Title:    President






The reporting person directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended, to be the indirect beneficial owner of the Series A Convertible Redeemable Preferred Shares and Series B Convertible Redeemable Preferred Shares owned by Ridgewood Satellite LLC and, therefore, a "ten percent holder" hereunder. The reporting person disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.